Exhibit 99.6
Joint Filing Agreement
     In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other EchoStar Entities (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of CalAmp Corp., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of December 26, 2007.

CHARLES W. ERGEN
/s/ Charles W. Ergen
Charles W. Ergen

ECHOSTAR COMMUNICATIONS CORPORATION
/s/ R. Stanton Dodge
Name:	R. Stanton Dodge
Title:	Executive Vice President, General Counsel and Secretary

ECHOSTAR ORBITAL CORPORATION
/s/ R. Stanton Dodge
Name:	R. Stanton Dodge
Title:	Executive Vice President, General Counsel and Secretary

ECHOSTAR DBS CORPORATION
/s/ R. Stanton Dodge
Name:	R. Stanton Dodge
Title:	Executive Vice President, General Counsel and Secretary

ECHOSTAR TECHNOLOGIES CORPORATION
/s/ R. Stanton Dodge
Name:	R. Stanton Dodge
Title:	Executive Vice President, General Counsel and Secretary

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